UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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InfuSystem Holdings, Inc.
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INVESTOR CONTACT:

Pat LaVecchia

Vice Chairman

Info@InfuSystem.com

Tel: (800) 962-9656

MEDIA CONTACT:

Andrew Siegel / Scott Bisang

Joele Frank, Wilkinson Brimmer Katcher

Tel: (212) 355-4449

FOR IMMEDIATE RELEASE

INFUSYSTEM HIRES FINANCIAL ADVISOR TO ASSIST IN EVALUATING STRATEGIC ALTERNATIVES TO ENHANCE STOCKHOLDER VALUE

MADISON HEIGHTS, Mich., Feb. 27, 2012 — InfuSystem Holdings, Inc. (NYSE Amex: INFU) (“Company”), the leading national provider of infusion pumps and related services, today announced that it has retained Houlihan Lokey as financial advisor to assist the Company in evaluating strategic alternatives, including but not limited to, operating partnerships, joint ventures or a sale or merger of the Company.

InfuSystem is committed to becoming a leader in the infusion and pre-owned medical equipment markets and maintains a positive outlook for its performance as a stand-alone entity. The Company will continue to operate in the ordinary course during its review of strategic alternatives.

“The InfuSystem Board and management are committed to taking all appropriate steps to enhance stockholder value and have determined that undertaking a broad and deliberative evaluation of strategic alternatives, with the assistance of its financial and legal advisors, is in the best interests of the Company and all of its stockholders,” said Sean McDevitt, Chairman and CEO of InfuSystem. “We continue to execute a strategic plan to position the Company for continued growth and success, and we are optimistic about the Company’s prospects. The InfuSystem Board and management remain open-minded about the process and intend to evaluate all options thoughtfully and carefully. The Board strongly urges stockholders to take no action on the Kleinheinz Dissident Group solicitation until we have thoroughly evaluated our strategic alternatives and communicated to stockholders the results of this review. The Board has been and remains committed to maximizing value for all stockholders.”

The Company noted that there can be no assurance that the evaluation of strategic alternatives will result in any transaction being announced or completed. The Company does not intend to disclose developments regarding this process unless and until the Board has approved a definitive course of action.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is the leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the company delivers local, field-based customer support, and also operates Centers of Excellence in Michigan, Kansas, California, and Ontario, Canada. The company’s stock is traded on the NYSE Amex under the symbol INFU.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those predicted by such forward-looking statements. These risks and uncertainties include general economic conditions, as well as other risks, detailed from time to time in the company’s publicly filed documents.

Additional Information and Where to Find It

In connection with the solicitation of agent designation revocations, InfuSystem Holdings, Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. InfuSystem and its directors and executive officers may be deemed to be participants in the solicitation of agent designation revocations. Stockholders may obtain additional information regarding such participants and their interests from the definitive proxy statement and from InfuSystem’s periodic reports filed with the SEC. The periodic reports and definitive proxy statement are available, and other relevant documents will be available, at no charge at the web site of the SEC. at www.sec.gov.